HALLIBURTON COMPANY
                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


                                                                  State or
                                                                  Country of
         Name of Company                                         Incorporation

Brown & Root AOC Limited                                         United Kingdom
Brown & Root Corporate Services, Inc.                            Delaware
Brown & Root (Gulf) EC                                           Bahrain
Brown & Root Ealing Technical Services Limited                   United Kingdom
Brown & Root Far East Engineers Pte Ltd.                         Delaware
Brown & Root Far East Engineers Pte Ltd.                         Singapore
Brown & Root Highlands Fabricators Limited                       United Kingdom
Brown & Root Holdings, Inc.                                      Delaware
Brown & Root, Inc.                                               Delaware
Brown & Root Industrial Services, Inc.                           Delaware
Brown & Root International, Inc.                                 Delaware
Brown & Root International, Inc.                                 Panama
Brown & Root Limited                                             United Kingdom
Brown & Root Projects Limited                                    United Kingdom
Brown & Root Saudi Limited                                       Saudi Arabia
Brown & Root Services Corporation                                Delaware
Brown & Root Skoda SRO Ltd.                                      Czech Republic
Brown & Root Technical Services, Inc.                            Delaware
Devonport Management Limited                                     United Kingdom
European Marine Contractors Limited                              United Kingdom
G & H Management Company                                         Delaware
Geosource Service Corporation                                    Texas
GSI Saudi Arabia Ltd.                                            Saudi Arabia
Halliburton Argentina, SA                                        Argentina
Halliburton Australia Pty Ltd.                                   Australia
Halliburton BV                                                   Netherlands
Halliburton Canada, Inc.                                         Canada
Halliburton Company Germany GmbH                                 Germany
Halliburton Consulting Services Nigeria Limited                  Nigeria
Halliburton de Mexico, SA de CV                                  Mexico
Halliburton Energy Services Asia, Inc.                           Delaware
Halliburton Global Limited                                       Cayman Islands
Halliburton Holdings, Inc.                                       Delaware
Halliburton Holdings Limited                                     United Kingdom
Halliburton International, Inc.                                  Delaware
Halliburton Italiana SpA                                         Italy
Halliburton Latin America SA                                     Panama
Halliburton Limited                                              United Kingdom
Halliburton Manufacturing and Services Limited                   United Kingdom
Halliburton NUS Corporation                                      Delaware
Halliburton Offshore Services, Inc.                              Delaware
Halliburton Oilfield Services (Norway), Inc.                     Delaware
Halliburton Overseas Limited                                     Cayman Islands
Halliburton SARL                                                 France


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Subsidiaries of the Registrant


                                                                 State or
                                                                 Country of
         Name of Company                                        Incorporation

Halliburton Servicos Ltda                                        Brazil
Halliburton Singapore Pte Ltd.                                   Singapore
Halliburton Trinidad Limited                                     Trinidad
Halliburton West Africa Ltd.                                     Cayman Islands
Halliburton West Africa Ltd.                                     Delaware
Halliburton Worldwide Limited                                    Cayman Islands
Highlands Insurance Group, Inc.                                  Delaware
Highlands Insurance Company (UK) Limited                         United Kingdom
Highlands Insurance Company                                      Texas
Highlands Limited                                                Bermuda
Highlands Overseas Limited                                       Bermuda
Howard Humphreys & Partners Limited                              United Kingdom
Howard Humphreys Group Limited                                   United Kingdom
Hunting-Brae Limited                                             United Kingdom
MIHC, Inc.                                                       Delaware
Overseas Marine Leasing Company                                  Delaware
PT Halliburton Indonesia                                         Indonesia
PT Halliburton Logging Services Indonesia                        Indonesia
Rezayat Brown & Root Saudi Company Limited                       Saudi Arabia
Rockwater A/S                                                    Norway
Rockwater Holdings Limited                                       United Kingdom
Rockwater, Inc.                                                  Delaware
Rockwater Limited                                                United Kingdom
Seaforth Maritime Limited                                        United Kingdom
Servicios Halliburton de Venezuela, SA                           Delaware
Servicios Halliburton de Venezuela, SA                           Venezuela
Southern California Bonding Service, Inc.                        California
Underwriters' Special Risks, Inc.                                Texas



(1) Each of the subsidiaries named conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name.

(2) Registrant has 100% direct or indirect ownership in the subsidiaries named except for the following: Brown & Root AOC Limited, 50%; Brown & Root Skoda SRO Ltd., 66%; Devonport Management Limited, 30%; European Marine Contractors Ltd., 50%; Hunting-Brae Limited, 31%; GSI Saudi Arabia Ltd., 75%; PT Halliburton Indonesia, 80%; PT Halliburton Logging Services Indonesia, 80%; and Rezayat Brown & Root Saudi Company Limited, 25%.

(3) The following subsidiaries are part of the Company's Insurance Services Group which was spun-off on January 23, 1996: Highlands Insurance Group, Inc., Highlands Insurance Company (UK) Limited, Highlands Insurance Company, Highlands Limited, Highlands Overseas Limited, Southern California Bonding Service, Inc., and Underwriters' Special Risks, Inc.

(4) The names of approximately 138 subsidiaries have been omitted since the unnamed subsidiaries considered in the aggregate would not constitute a significant subsidiary as defined by Item 601(b)(21).

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